UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 30, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5. Other Events and Regulation FD Disclosure

          On July 30, 2003, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) and The Community Bank, Pilot Mountain, North Carolina (OTC Bulletin Board: CKPM) announced the execution of a definitive agreement whereby The Community Bank would become a wholly-owned subsidiary of Southern Community Financial Corporation in a fixed exchange of cash and stock. The definitive agreement, which has been approved by the directors of both companies, is subject to approval by the required regulatory authorities and by the shareholders of each company. It is anticipated that the transaction will be completed by the end of the fourth quarter of 2003.

          Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

Exhibit 2:	Agreement and Plan of Share Exchange
Exhibit 99:	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard Cobb

Richard M. Cobb
Executive Vice President and Chief Financial Officer

Date:	August 13, 2003